Exhibit 99.1
News release via Canada NewsWire, Toronto 416-863-9350

     Attention Business/Financial Editors:
     Western Goldfields Announces Record Production, Earnings and Operating
     Cash Flow in Third Quarter 2008

     <<
     -   Record gold sales of 47,535 ounces of gold averaged $870 per ounce in the third quarter compared to 22,760 ounces in the second quarter and
         9,960 ounces in the first quarter

     -   Net income of $30.5 million or $0.22 per share, including an after-tax mark-to-market gain of $18.8 or $0.14 per share, in the third quarter

     -   Cash flow provided from operating activities of $16.5 million in the third quarter

     -   Cost of sales of $390 per ounce in the quarter below previous guidance

     -   Strong financial position with cash of $45.4 million, including
         $7.5 million of restricted cash, an increase of $11.4 million in the quarter
     >>

     TORONTO, Nov. 4 /CNW/ - Western Goldfields Inc. ("Western Goldfields" or
the "Company") (TSX:WGI, NYSE Alternext:WGW) today announced financial results for the three-month and nine-month periods ended September 30, 2008. During the nine-month period ended September 30, 2008 the Company continued to increase production and further improved efficiencies to reduce cost of sales per ounce. Results are based on U.S. GAAP and expressed in U.S. dollars unless otherwise indicated.
     "We are pleased to report our strongest quarter ever with our highest sales, lowest cost of sales and most significant cash flow," stated Mr.
Raymond Threlkeld, President and Chief Executive Officer.
     Gold sales during the quarter totaled 47,535 ounces, at an average cost of sales(1) of $390 per ounce which is below the Company's previous cost guidance. Gold revenues during the quarter were $870 per ounce. Gold production was 42,357 ounces.
     Gold sales for the first nine months were 80,255 ounces, at an average cost of sales(1) of $503 per ounce. Gold revenues for the first nine months were $884 per ounce. Gold production was 79,947 ounces.
     Subsequent to the quarter end, the Company announced the completion of one of its previously stated value-enhancing initiatives by introducing
Western Goldfields' improved mine plan. The improved plan is designed to focus on sequential mining of the Mesquite pits in order to increase production to over 700,000 ounces through the next four years, reduce costs and improve cash flow.
     "We are very excited about the improved mine plan as it increases production and cash flow in the next four years for the benefit of our shareholders," said Mr. Threlkeld.

     <<
     Third Quarter and Year-to-Date Highlights
     -----------------------------------------
     >>

     For the third quarter 2008, gold sales totaled 47,535 ounces, at an average cost of sales(1) of $390 per ounce which was below the Company's previous cost guidance. The Company produced 42,357 ounces of gold.
     Production for the third quarter continued to ramp-up. The Company continued to focus on controlling costs and improving equipment efficiency resulting in lower cost of sales(1) per ounce than previously forecast, despite a decrease in shovel availability that negatively impacted production.
     Total year-to-date gold sales totaled 80,255 ounces, at an average cost of sales(1) of $503 per ounce. The Company produced 79,947 ounces of gold.

     <<
                               Third Quarter 2008        Nine Months 2008
                           ---------------------------------------------------
                            Tons Mined     Grade      Tons Mined     Grade
                           ------------ ------------ ------------ ------------
     Ore Mined               3,012,630        0.023     6,266,543       0.026
     Waste Mined            11,280,193            -    34,152,652           -
                           ------------              ------------
     TOTAL                  14,292,823                 40,419,195
                           ------------              ------------
                           ------------              ------------

     Financial Results
     -----------------
     >>

     For the third quarter, Western Goldfields reported net income of
$30.5 million compared to a net loss of $36.4 million for the third quarter of
2007. For the three and nine-month periods ended September 30, 2008, the
Company had net income to common shareholders of $30.5 million and
$6.8 million, or $0.22 and $0.05 per share, respectively. This compares to a loss of $36.4 million and $43.0 million, or $0.31 and $0.39 per share for the three and nine-month periods ended September 30, 2007, respectively. The net income for the three and nine months includes a after-tax gain of $18.8 million and loss of $1.2 million, respectively, arising from the mark-to-market of contracts for the forward sale of gold, which were taken out as a requirement of our term loan facility. The mark-to-market gain reflects the fact that the spot gold price decreased from $930 per ounce at June 30,
2008 to $885 at September 30, 2008. Year-to-date results for 2008, as compared with 2007, show an increase in gold sold to 80,255 ounces from 6,101 ounces;
the average selling price per ounce rose to $884 in 2008 from $665 in 2007.

     <<
     Liquidity and Capital Resources
     -------------------------------
     >>

     At September 30, 2008, the Company's cash balance was $45.4 million, including restricted cash of $7.5 million. In addition, the Company had unutilized credit facilities of $18.7 million. The Mesquite Mine generated
$16.5 million and $3.0 million of cash flow from operating activities for the three and nine-month periods ended September 30, 2008, respectively.

     <<
     Capital Expenditures
     --------------------
     >>

     The third quarter represented Western Goldfields' last significant quarter of expansion capital spending with the Company incurring $5.2 million of capital expenditure at its Mesquite mine. Planned spending for the balance of the year is $1.6 million. The Company expects future capital requirements to achieve the current mine plan at Mesquite to be minimal. We continue to assess the potential of the sulfide resources.

     <<
     2008 Outlook
     ------------

     Gold sales for full-year 2008 are expected to total approximately
117,000 ounces of gold at an average cost of sales(1) of $500 per ounce. The
Mesquite Mine is expected to sell approximately 37,000 ounces of gold in the fourth quarter.

     (1) Cost of sales per ounce is defined as cost of sales as per the
         Company's financial statements divided by the number of ounces sold.

     Western Goldfields Inc.
     -----------------------
     >>

     Western Goldfields Inc. is an independent gold production and exploration company with a focus on precious metal mining opportunities in North America.
The Mesquite Mine, currently the Company's sole asset, was brought into production in January 2008, and the Company's focus is now on achieving the anticipated rate of production and completing planned improvements to the property. The Company has 2.8 million ounces in Proven and Probable Reserves.
Western Goldfields common shares trade on the Toronto Stock Exchange under the symbol WGI, and on the New York Stock Exchange Alternext under the symbol WGW.
     Mr. Wes Hanson, P.Geo., Vice President of Mine Development, Western
Goldfields Inc., is the qualified person under National Instrument 43-101 who supervised the preparation of the technical information contained in this news release. Mr. Hanson is an officer of the Company.

     <<
     Forward-Looking Information
     ---------------------------
     >>

     Certain statements contained in this news release and subsequent oral statements made by and on behalf of the Company may contain forward-looking information within the meaning of the United States Private Securities
Litigation Reform Act of 1995 and similar Canadian securities law. Such forward-looking statements are identified by words such as "intends",
"anticipates", "believes", "expects", "plans" and include, without limitation, statements regarding the Company's plan of business operations, production and cost estimates, receipt of working capital, anticipated revenues, and capital and operating expenditures. These forward-looking statements are based on the best estimates of management at the time such statements are made. Expected production results and cost of sales (including without limitation, statements made with respect to future production and costs contemplated by our new mine plan) are based in part on current and historical production and cost data factoring certain assumptions with respect to future metal prices, costs and availability of supplies and labour and other parameters. There can be no assurance that such statements will prove to be accurate; actual results and future events could differ materially from such statements. Factors that could cause actual results to differ materially include, among others, variations in metal prices and/or cost of supplies, possible variations in ore grade or recovery rates, failure of plant, equipment or processes to operate as anticipated, accidents, labour disputes, as well as those set forth in the
Company's Annual Report on Form 10-KSB for the year ended December 31, 2007 filed with the U.S. Securities and Exchange Commission and with SEDAR, under the caption "Risk Factors" as well as other filings made by the Company with securities regulatory authorities. Most of these factors are outside the control of the Company. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulations, the Company disclaims any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise.

     <<
                            WESTERN GOLDFIELDS INC.
                          CONSOLIDATED BALANCE SHEETS
                          (In thousands U.S. dollars)
                                  (Unaudited)

                                                   September 30,  December 31,
                                                       2008          2007
                                                   ------------- -------------
     ASSETS
       CURRENT ASSETS
         Cash and cash equivalents                 $     37,914  $     43,870
         Restricted cash                                  7,500         7,500
         Receivables                                        364           298
         Inventories                                     30,305        11,201
         Prepaid expenses                                 1,165           887
         Current portion of deferred income tax
          asset                                           1,070           755
                                                   ------------- -------------
           TOTAL CURRENT ASSETS                          78,318        64,511
                                                   ------------- -------------

       Plant and equipment, net of accumulated
        amortization                                    106,757        77,951
       Construction in process                            4,592        21,864
       Investments - reclamation and remediation          8,884         8,661
       Long-term deposits                                   362           348
       Long-term prepaid expenses                         1,427         1,555
       Deferred debt issuance costs, net of
        accumulated amortization                          2,881         3,227
       Deferred income tax asset                         31,285        36,379
                                                   ------------- -------------
           TOTAL OTHER ASSET                       S    156,188       149,984
                                                   ------------- -------------
     TOTAL ASSETS                                  $    234,506  $    214,495
                                                   ------------- -------------
                                                   ------------- -------------

     LIABILITIES & SHAREHOLDERS' EQUITY
       CURRENT LIABILITIES
         Accounts payable and accrued liabilities  $      8,315  $      8,781
         Current portion of mark-to-market loss
          on gold hedging contracts                       5,674         1,935
         Current portion of loan payable                 15,109         6,882
                                                   ------------- -------------
           TOTAL CURRENT LIABILITIES                     29,098        17,598
                                                   ------------- -------------

       LONG-TERM LIABILITIES
         Mark-to-market loss on gold hedging
          contracts                                      54,633        56,966
         Loan payable                                    71,230        69,581
         Reclamation and remediation liabilities          5,323         5,061
                                                   ------------- -------------
           TOTAL LIABILITIES                            160,284       149,206
                                                   ------------- -------------

       STOCKHOLDERS' EQUITY
         Common stock, of no par value, unlimited
          shares authorized; 136,761,919 and
          135,049,685 shares issued and
          outstanding, respectively                     135,267       133,725
         Stock options and warrants                       8,109         7,551
         Accumulated deficit                            (69,154)      (75,987)
                                                   ------------- -------------
           TOTAL STOCKHOLDERS' EQUITY                    74,222        65,289
                                                   ------------- -------------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY    $    234,506  $    214,495
                                                   ------------- -------------
                                                   ------------- -------------

                            WESTERN GOLDFIELDS INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                        AND COMPREHENSIVE INCOME (LOSS)
                          (In thousands U.S. dollars)
                                  (Unaudited)

                           Three Months Ended           Nine Months Ended
                              September 30                September 30
                       --------------------------- ---------------------------
                           2008          2007          2008          2007
                       ------------- ------------- ------------- -------------

     REVENUES
       Revenues from
        gold sales     $     41,353  $      1,281  $     70,955  $      4,060

     EXPENSES
       Mine operating
        costs                17,591         6,067        38,800        11,741
       Royalties                928            50         1,533           154
                       ------------- ------------- ------------- -------------
       Cost of sales
        (excludes
        amortization
        and accretion)       18,519         6,117        40,333        11,895
       Amortization
        and accretion         2,564         1,609         6,948         2,362
                       ------------- ------------- ------------- -------------
                             21,083         7,726        47,281        14,257
                       ------------- ------------- ------------- -------------

     GROSS PROFIT
      (LOSS)                 20,270        (6,445)       23,674       (10,197)
                       ------------- ------------- ------------- -------------

     EXPENSES
       General and
        administrative        1,525         1,620         4,491         5,131
       Exploration
        and business
        development             121          (273)          936           759
                       ------------- ------------- ------------- -------------
                              1,646         1,347         5,427         5,890
                       ------------- ------------- ------------- -------------

     OPERATING INCOME
      (LOSS)                 18,624        (7,792)       18,247       (16,087)
                       ------------- ------------- ------------- -------------

     OTHER INCOME
      (EXPENSE)
       Interest income          269           341           942         1,383
       Interest expense
        and commitment
        fees                 (1,007)         (606)       (3,026)         (848)
       Amortization of
        deferred debt
        issuance costs         (115)         (118)         (346)         (227)
       Realized and
        unrealized gain
        (loss) on
        mark-to-market
        of gold forward
        sales contracts      30,777       (28,331)       (2,043)      (27,573)
       Gain on sale of
        assets                    -            43             -            43
       Gain (loss) on
        foreign currency
        exchange               (826)           89        (1,596)          294
                       ------------- ------------- ------------- -------------
                             29,098       (28,582)       (6,069)      (26,928)
                       ------------- ------------- ------------- -------------

     INCOME (LOSS)
      BEFORE INCOME
      TAXES                  47,722       (36,374)       12,178       (43,015)

     INCOME TAX
      EXPENSE               (17,206)            -        (5,345)            -
                       ------------- ------------- ------------- -------------

     NET INCOME (LOSS)       30,516       (36,374)        6,833       (43,015)
     OTHER
      COMPREHENSIVE
      INCOME
       Foreign currency
        translation
        adjustment                -             8             -             -
                       ------------- ------------- ------------- -------------

     NET COMPREHENSIVE
      INCOME (LOSS)    $     30,516  $    (36,366) $      6,833  $    (43,015)
                       ------------- ------------- ------------- -------------
                       ------------- ------------- ------------- -------------
     NET INCOME (LOSS)
      PER SHARE
       - BASIC         $       0.22  $      (0.31) $       0.05  $      (0.39)
                       ------------- ------------- ------------- -------------
                       ------------- ------------- ------------- -------------
       - DILUTED       $       0.21  $      (0.31) $       0.05  $      (0.39)
                       ------------- ------------- ------------- -------------
                       ------------- ------------- ------------- -------------
     WEIGHTED AVERAGE
      NUMBER OF COMMON
      STOCK OUSTANDING
       - BASIC          136,739,854   118,281,240   136,272,266   111,628,367
      - DILUTED         147,861,514   118,281,240   149,303,191   111,628,367

                            WESTERN GOLDFIELDS INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                          (In thousands U.S. dollars)
                                  (Unaudited)

                           Three Months Ended           Nine Months Ended
                              September 30,               September 30,
                       --------------------------- ---------------------------
                           2008          2007          2008          2007
                       ------------- ------------- ------------- -------------
     CASH FLOWS FROM
      OPERATING
      ACTIVITIES
     Net income (loss) $     30,516  $    (36,374) $      6,833  $    (43,015)
     Adjustments to
      reconcile net
      income (loss) to
      net cash provided
      (used) by
      operating
      activities:
     Items not
      affecting cash:
       Amortization of
        plant and
        equipment             3,710         1,531         6,740         2,123
       Amortization of
        deferred debt
        issuance costs          115           118           346           227
       Accretion
        expense                  88            84           262           253
       Deferred income
        taxes                16,640             -         4,779             -
       Gain on sale of
        assets                    -           (43)            -           (43)
       Interest net of
        reimbursed costs
        - reclamation
        and remediation         (81)         (106)         (223)         (276)
       Stock based
        compensation            417           662         1,075         1,950
       Mark-to-market
        loss (gain) on
        gold hedging
        contracts           (31,415)       28,331         1,405        27,572
       Changes in
        assets and
        liabilities:
       Decrease
        (increase) in:
         Accounts
          receivable            576            18           (66)           95
         Inventories         (6,372)       (1,827)      (19,104)       (1,867)
         Prepaid
          expenses and
          deposits             (323)       (1,019)         (150)       (1,566)
         Long term
          deposits               (5)           (5)          (14)          (14)
       Increase
        (decrease) in:
         Accounts
          payable              (724)        1,286        (1,251)          337
         Payroll and
          related taxes
          payable                 -             -        (1,562)            -
         Accrued
          expenses            3,409          (106)        4,173           329
         Accrued
          interest
          expense               (26)          292          (256)          292
                       ------------- ------------- ------------- -------------
     Net cash provided
      (used) by
      operating
      activities             16,525        (7,158)        2,987       (13,603)
                       ------------- ------------- ------------- -------------

     CASH FLOWS FROM
      INVESTING
      ACTIVITIES
       Restricted cash             -            -             -        (7,500)
       Purchase of
        plant and
        equipment,
        including
        construction
        in process            (5,175)     (43,305)      (19,844)      (74,681)
       Increase in
        reclamation
        and
        remediation
        investment                -             -             -        (2,090)
                       ------------- ------------- ------------- -------------
     Net cash used by
      investing
      activities             (5,175)      (43,305)      (19,844)      (84,271)
                       ------------- ------------- ------------- -------------

     CASH FLOWS FROM
      FINANCING
      ACTIVITIES
       Loan payable               -        51,108         9,876        51,108
       Deferred debt
        issuance costs            -        (2,470)            -        (3,320)
       Common stock
        issued for cash           -             -             -        59,191
       Exercise of
        options to
        purchase
        common stock             15           408           687           909
       Exercise of
        warrants to
        purchase
        common stock              -           705           338         2,521
                       ------------- ------------- ------------- -------------
     Net cash provided
      by financing
      activities                 15        49,751        10,901       110,409
                       ------------- ------------- ------------- -------------

     Change in cash          11,365          (712)       (5,956)       12,535

     Cash and cash
      equivalents,
      beginning of
      period                 26,549        18,750        43,870         5,503
                       ------------- ------------- ------------- -------------

     Cash and cash
      equivalents, end
      of period        $     37,914  $     18,038  $     37,914  $     18,038
                       ------------- ------------- ------------- -------------
                       ------------- ------------- ------------- -------------

     SUPPLEMENTAL CASH
      FLOW DISCLOSURES:
     Interest paid     $       (693) $       (457) $     (2,982) $       (457)

     NON-CASH FINANCING AND
     INVESTING ACTIVITIES:
       Stock, options
        and warrants
        issued for
        services       $        417  $        662  $      1,075  $      1,950
       Equipment
        purchases
        included in
        accounts
        payable        $        (18) $     (9,094) $        316  $      2,738
       Deferred debt
        issuance costs
        included in
        accrued
        expenses       $          -  $     (2,329) $          -  $          -
       Non-cash
        component of
        inventories    $        422  $          -  $      1,623  $          -
     >>

     %CIK: 0001394186

     /For further information: please visit www.westerngoldfields.com, or contact: Raymond Threlkeld, Chief Executive Officer, (416) 324-6005,
rthrelkeld(at)westerngoldfields.com; Brian Penny, Chief Financial Officer, (416)
324-6002, bpenny(at)westerngoldfields.com; Hannes Portmann, Director, Corporate
Development and Investor Relations, (416) 324-6014,
hportmann(at)westerngoldfields.com/
     (WGI. WGW)

CO:  Western Goldfields Inc.

CNW 16:37e 04-NOV-08